UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):    June 2, 2015

THE FRESH MARKET, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34940 (Commission File Number)	56-1311233 (IRS Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 272-1338

Not Applicable

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The 2015 annual meeting of stockholders (the “Annual Meeting”) of the Company was held on June 2, 2015 in Greensboro, North Carolina.

(b)    At the Annual Meeting, the stockholders of the Company voted on the following matters, which are described in detail in the Company’s proxy statement dated May 1, 2015 for the Annual Meeting (the “Proxy Statement”): (1) to elect three Class II directors to a three-year term expiring at the Company’s annual meeting of stockholders in 2018 (“Proposal 1”); (2) to approve, on an advisory basis, the compensation paid to the Company’s named executive officers in its 2014 fiscal year as disclosed in the Proxy Statement (“Proposal 2”); and (3) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2015 fiscal year (“Proposal 3”). The final voting results for Proposals 1, 2 and 3 are set forth below.

The Company’s stockholders approved each of the nominees recommended for election in Proposal 1. The votes cast at the Annual Meeting were as follows:

	For	Withheld	Broker Non-Votes

Bob Sasser	37,409,634	752,222	2,938,747
Robert K. Shearer	37,409,501	752,355	2,938,747
Steven Tanger	37,388,806	773,050	2,938,747

The Company’s stockholders approved Proposal 2 on an advisory basis. The votes cast at the Annual Meeting were as follows: 36,807,933 shares voted for, 1,313,542 shares voted against and 40,381 shares abstained from voting. There were 2,938,747 broker non-votes with respect to Proposal 2.

The Company’s stockholders approved Proposal 3. The votes cast at the Annual Meeting were as follows: 41,025,870 shares voted for, 44,909 shares voted against and 29,824 shares abstained from voting. There were no broker non-votes with respect to Proposal 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: June 5, 2015	By:	/s/ Scott F. Duggan
Name: Scott F. Duggan
Title: Senior Vice President - General Counsel